Calculation of Filing Fee Tables
F-3
Nasus Pharma Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no par value per share	457(o)			$ 50,000,000.00	0.0001381	$ 6,905.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 50,000,000.00		$ 6,905.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,905.00
Offering Note
[1]	There are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. The proposed maximum offering price per unit has been omitted pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date